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                                                                    EXHIBIT 99.1



                         FORM 3 JOINT FILER INFORMATION



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
Name:                      Liberty Street Corp.

Address:                   20 Liberty Street
                           P.O. Box 388
                           Chester, CT  06412

Designated Filer:          Liberty Street Partners LP

Date of Event
Requiring Statement:       8/8/05

Issuer and Ticker
Symbol:                    James River Group, Inc. (JRVR)
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Signature: /s/Steven J. Tynan
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Title:        President